Exhibit 99.4

To: PIM-all

From: Richard Pzena and The Executive Committee

Subject: Going Private Transaction Announcement

Today we are beginning an exciting new chapter for our firm after 15 years as a public company. This afternoon we announced that we have entered into a definitive agreement whereby all of the outstanding public shares (known as Class A shares) of Pzena Investment Management, Inc. would be converted into the right to receive $9.60 per share at the closing of the transaction.

Most importantly, I want to assure you that our company objectives remain unchanged as a result of this transaction. There will be no changes to our investment team, client team or management team related to the transaction, as our primary focus will remain executing for our team and delivering for our clients.

We believe that operating as a private company will offer us real advantages. First of all, we will be relieved of the high cost and periodic distraction of our senior management team required to be a public company. There are very few publicly listed asset management companies, and those that are public tend to be very large multi-strategy, multi-national businesses. Additionally, as an investment manager that relies on talented investment professionals, it is important for us to compensate our next generation with equity which creates dilution and can conflict with the market’s focus on short-term metrics. We believe a fully private ownership structure will eliminate the time and expense associated with the public markets and enhance our ability to focus on our clients and the firm’s long-term growth.

Pzena Investment Management, LLC has secured a $200m loan commitment from JP Morgan to complete this transaction. We take seriously the responsibility of managing the firm with debt on our balance sheet, and we are confident that our business can carry this modest level of debt without undue burden on the decisions we make to help us grow and succeed in the future.

No doubt you will have many questions about the implications of this transaction. We will answer as many of them as we can tomorrow morning in a 9 AM (ET) firm wide meeting. Coincident with tonight’s press release, we will send an email to each of our clients, consultants, and prospects informing them of the press release and our proposed transaction. Our client team and members of our senior management plan to engage directly with these constituents.

While this is an exciting day for all of us, please keep in mind that today’s announcement is just the first step. There are several customary approvals and conditions that we will need to satisfy over the coming months before the transaction is complete. Once the transaction is closed, which we expect to occur in the fourth quarter of 2022, we will no longer have a public holding company, and our stock will no longer trade on NYSE. Please keep in mind that until the transaction closes, it is business as usual, and we are continuing to operate as a public company.

We expect today’s announcement will generate increased interest in our company. Consistent with company policy, please direct any inquiries you receive from the media to Bill Lipsey, and any inquiries you receive from investors or analysts to Jessica Doran.

We believe this transaction will put us in a better position to succeed in an increasingly competitive business environment. When clients and prospects ask about our ownership structure, we look forward to reporting that we are 100% partner owned.

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Forward-looking Statements

Certain statements and information contained in this communication may be considered “forward-looking statements,” such as statements relating to management’s views with respect to future events and financial performance. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which Pzena Investment Management, Inc. (“PZN”) operates; new federal or state governmental regulations; PZN’s ability to effectively operate, integrate and leverage any past or future strategic initiatives; statements regarding the merger and related matters; the ability to meet expectations regarding the timing and completion of the merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure to obtain PZN stockholder approval of the transaction or the failure to satisfy any of the other conditions to the completion of the transaction; risks relating to the financing required to complete the transaction; the effect of the announcement of the transaction on the ability of PZN to retain and hire key personnel and maintain relationships with its customers, vendors and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; significant transaction costs, fees, expenses and charges; the risk of litigation and/or regulatory actions related to the transaction; and other factors detailed in PZN’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2021 and PZN’s other filings with the SEC, which are available at http://www.sec.gov and on PZN’s website at investors.pzena.com.

Additional Information and Where to Find It

In connection with the proposed merger transaction, PZN will file with the SEC and furnish to PZN’s stockholders a proxy statement and other relevant documents. This communication does not constitute a solicitation of any vote or approval. PZN stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the investors section of PZN’s website at https://www.pzena.com or by directing a request to: Pzena Investment Management, Inc., 320 Park Avenue, 8th Floor, New York, NY 10022, (212) 355-1600, info@pzena.com.

Participants in the Solicitation

PZN, its directors and certain of its officers and employees, may be deemed to be participants in the solicitation of proxies from PZN stockholders in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in the Company’s definitive proxy statement for its 2022 annual meeting of stockholders filed with the SEC on April 4, 2022. To the extent the holdings of PZN securities by PZN’s directors and executive officers have changed since the amounts set forth in the proxy statement for its 2021 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge at the SEC’s web site at www.sec.gov and on the Investor Relations page of PZN’s website located at https://investors.pzena.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger will be included in the proxy statement and other relevant materials PZN may file with the SEC.